Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

July 8, 2011

On all pages
iPath Logo	Welcome, Guest	Help us improve the
site
Register | Login | Contact Us
Are you a financial professional?

HOMEPAGE

Header Navigation:

About iPath ETNs | Product Information | Investor Materials | Education Center (Financial Professionals Only)

Left Hand Navigation

Search Box

Alternatives >

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/GRN-overview.jsp}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/XXV-overview.jsp}

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

{http://ipathetn.com/IVO-overview.jsp}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-overview.jsp}

iPath® S&P 500 VIX Short-Term FuturesTM ETN (VXX)

{http://ipathetn.com/VXX-overview.jsp}

iPath® S&P 500 VIX Mid-Term FuturesTM ETN (VXZ)

{http://ipathetn.com/VXZ-overview.jsp}

Commodities >

Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/BCM-overview.jsp}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/SBV-overview.jsp}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/DJP-overview.jsp}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/GSP-overview.jsp}

Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/DIRT-overview.jsp}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/ONG-overview.jsp}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/WEET-overview.jsp}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/HEVY-overview.jsp}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/LSTK-overview.jsp}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/BLNG-overview.jsp}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/GRWN-overview.jsp}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/JJA-overview.jsp}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/JJE-overview.jsp}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/JJG-overview.jsp}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/JJM-overview.jsp}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/COW-overview.jsp}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/JJP-overview.jsp}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/JJS-overview.jsp}

Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/DCNG-overview.jsp}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/OLEM-overview.jsp}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/GAZ-overview.jsp}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/OIL-overview.jsp}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/FOIL-overview.jsp}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/CUPM-overview.jsp}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/LEDD-overview.jsp}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/NINI-overview.jsp}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/JJU-overview.jsp}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/JJC-overview.jsp}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/LD-overview.jsp}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/JJN-overview.jsp}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/JJT-overview.jsp}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/PGM-overview.jsp}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/CHOC-overview.jsp}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/CAFE-overview.jsp}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/CTNN-overview.jsp}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/SGAR-overview.jsp}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/NIB-overview.jsp}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/JO-overview.jsp}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/BAL-overview.jsp}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/SGG-overview.jsp}

Currencies >

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/ERO-overview.jsp}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/GBB-overview.jsp}

iPath ®JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/JYN-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

Emerging Markets >

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/INP-overview.jsp}

Fixed Income >

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/STPP-overview.jsp}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/FLAT-overview.jsp}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/DTUL-overview.jsp}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/DTUS-overview.jsp}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/DTYL-overview.jsp}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/DTYS-overview.jsp}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/DLBL-overview.jsp}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/DLBS-overview.jsp}

Leveraged>

Domestic Equity >

Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/ROLA-overview.jsp}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/ROSA-overview.jsp}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/SFLA-overview.jsp}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/SFSA-overview.jsp}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-overview.jsp}

Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/RTLA-overview.jsp}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/RTSA-overview.jsp}

International Equity >

Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/MFLA-overview.jsp}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/MFSA-overview.jsp}

Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/EMLB-overview.jsp}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/EMSA-overview.jsp}

Strategies >

iPath® CBOE S&P 500 BuyWriteSM Index ETN (BWV)

{http://ipathetn.com/BWV-overview.jsp}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/ICI-overview.jsp}

Email This Page

-------------------------END OF LEFT NAV-------------------------

[Promo]

[Promo]

[Right Hand]

(Uncookied)

I am a U.S. Individual Investor

I am a U.S. Financial Professional

(Individual Investor)

U.S. Individual Investor

Get the latest details to make informed decisions about iPath® ETNs.

>> Product Prospectuses

>> Info Sheets

>> Category Basics

Learn More > {http://ipathetn.com/advisor-client-materials.jsp}

I am not a Individual Investor >>

(Financial Professional)

U.S. Financial Professional

Access the latest:

>> ETN Strategies

>> Presentations

>> Product Briefs, FAQs, and much more…

Login to Learn More> {https://ipathetn.com/login.jsp;jsessionid=980A62EB96A92E7A80E88650E89913F8}

I am not a Financial Prodessional >>

Body:

iPATH ETNs OFFER {http://ipathetn.com/Exchange-Traded-Notes-overview.jsp}

•	Cost efficiency
•	Daily exchange liquidity
•	Index tracking

Learn More >> {http://ipathetn.com/Exchange-Traded-Notes-overview.jsp}

iPATH ANNOUNCEMENT

July 11, 2011 - Barclays launches additional series of Leveraged iPath Exchange Traded Notes - New ETN provides investors with leveraged returns on medium-term volatility index

July 1, 2011 - iPath Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (ticker: VZZ) automatically redeemed as a result of reaching its automatic termination level.

See press release to learn more »

April 21, 2011 - Barclays Launches New iPath® Commodity Exchange Traded Notes

See press release to learn more »

January 14, 2011 - Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

See press release to learn more »

November 30, 2010 - Barclays Launches Leveraged iPath® Exchange Traded Notes.

See press release to learn more »

Dig Deeper Into iPath Leveraged ETNs { http://ipathetn.com/leveragedetn.jsp}

iPath® Leveraged ETNs offer exposure to a host of equities where your leverage factor is locked in from point of purchase, with no tracking error and no resets.

Learn more about leveraged ETNs >>

An investment in iPath ETNs involves risks, including possible loss of principal. If specified in the relevant prospectus, Barclays Bank PLC as issuer may redeem a series of Securities (in whole but not in part) at its sole discretion on any trading day on or after the inception date until and including maturity. See the relevant prospectus for more information regarding the risks associated with Barclays Bank PLC’s right to redeem the Securities. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and illiquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption, and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities even if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in iPath ETNs may not be suitable for all investors.

The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable prospectus. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

iPath ETNs typically have lower investor fees than currently existing mutual funds that invest in similar markets and are available to retail investors. Buying and selling iPath ETNs will result in brokerage commissions.

Barclays Capital Inc. and its affiliates and BlackRock Fund Distribution Company and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor.

A “buy-write” strategy consists of a hypothetical portfolio consisting of a “long” position in the components of an underlying index and the sale of a succession of one-month, at-the-money call options on the underlying index or its components. An investment in iPath ETNs linked to buy-write strategies limit participation in any appreciation of the underlying indexes above the strike price of the call options sold, but exposure to any decline in the value of the indexes will not be limited. Stock and option prices may change unpredictably, affecting the value of the buy-write strategy and, consequently, the value of your Securities in unforeseeable ways.

The index components for iPath ETNs linked to commodities indexes are concentrated in the commodities sector. The market value of the Securities may be influenced by many unpredictable factors, including, where applicable, highly volatile commodities prices, changes in supply and demand relationships; weather; agriculture; trade; pestilence; changes in interest rates; and monetary and other governmental policies, action and inaction. Index components that track the performance of a single commodity, or index components concentrated in a single sector, are speculative and may typically exhibit higher volatility. The current or “spot” prices of the underlying physical commodities may also affect, in a volatile and inconsistent manner, the prices of futures contracts in respect of the relevant commodity. These factors may affect the value of the index and the value of your Securities in varying ways.

In addition to factors affecting commodities generally, index components composed of futures contracts on industrial metals or energy-related commodities may be subject to additional factors specific to industrial metals or energy-related commodities that might cause price volatility. These may include changes in the level of industrial or commercial activity using industrial metals or with high levels of energy demand; the availability and price of substitutes such as man-made or synthetic substitutes or alternative sources of energy; disruptions in the supply chain; adjustments to inventory; variations in production costs; costs associated with regulatory compliance, including environmental regulations; and changes in industrial, government and consumer demand, both in individual consuming nations and internationally. Index components composed of futures contracts on agricultural products may be subject to additional factors specific to agricultural products that might cause price volatility. These may include weather conditions, including floods, drought and freezing conditions; changes in government policies; planting decisions; and changes in demand for agricultural products, both with end users and as inputs into various industries. Index components composed of futures contracts on precious metals may be subject to additional factors specific to precious metals that might cause price volatility. These may include disruptions in the supply chain, variations in production costs, costs associated with regulatory compliance, including environmental regulations, changes in industrial, government and consumer demand, and in the case of gold and silver, precious metal leasing rates, currency exchange rates, the level of economic growth and inflation and the degree to which consumers, governments, corporate and financial institutions hold physical gold or silver as a safe haven asset (hoarding) which may be caused by a banking crisis/recovery, a rapid change in the value of other assets (both financial and physical) or changes in the level of geopolitical tension.

For iPath ETNs linked to the performance of an index that involves the application of the Pure Beta Series 2 Methodology, an investment in such iPath ETNs may underperform compared to an investment in instruments linked to the reference index to which the Pure Beta Series 2 Methodology is applied. The Pure Beta Series 2 Methodology may result in allocation to futures contracts that increase negative roll yields.

Unlike certain investments that are linked to an index comprised of a commodity futures contract that is rolled on a monthly basis, the Barclays Capital Natural Gas Seasonal TR Index maintains its position in natural gas futures by rolling on an annual basis. Accordingly, iPath ETNs linked to the performance of such index are less exposed to short-term factors affecting natural gas prices.

An investment in iPath ETNs linked to the performance of a foreign currency exchange rate is subject to risks associated with fluctuations, particularly a decline, in the price of the applicable single foreign currency relative to the U.S. dollar. Factors that may have the effect of causing a decline in the price of a foreign currency include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, and global or regional economic, financial, political, regulatory, geographical or judicial events. Currency exchange rates may be extremely volatile, and exposure to a single currency can lead to significant losses.

An investment in the iPath ETNs linked to the MSCI India Total Return IndexSM may carry risks similar to a concentrated securities investment in a single region. International investments may involve risk of capital loss from unfavorable fluctuation in currency values, from differences in generally accepted accounting principles or from economic or political instability in other nations. Emerging markets involve heightened risks related to the same factors as well as increased volatility and lower trading volume. Securities focusing on a single country may be subject to higher volatility.

An investment in iPath ETNs linked to the performance of the Barclays Capital Intelligent Carry Index™ is subject to risks associated with fluctuations, particularly a decline, in the value of the index. Because the carry trade involves investing in high-yielding currencies with the exposure financed by borrowings in low-yielding currencies, the success of the index strategy, the level of the index and the market value of the securities will depend on the exchange rates and interest rates applicable to the index constituent currencies. If the applicable exchange rates or interest rates move against the direction targeted by the index strategy, the level of the index and the market value of the Securities will decline. Factors that may contribute to volatile fluctuations in the index include exchange rates applicable to the index constituent currencies, interest rates applicable to the constituent currencies, the prevailing interest rate environment, and global or regional economic, financial, political, regulatory, geographical or judicial events that affect exchange rates and interest rates.

An investment in iPath ETNs linked to the performance of the Barclays Capital Global Carbon Index Total Return™ is subject to risks associated with fluctuations, particularly a decline, in the performance of the index caused by unpredictable volatility and movement in the prices of the index components. Trading in futures contracts on carbon emissions commodities, including trading in the index components, is speculative and can be extremely volatile. The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Market prices of the index components may fluctuate rapidly based on numerous factors including but not limited to changes in supply and demand, domestic and foreign political or government actions and technological developments. These factors could adversely affect the value of the Index and, therefore, the value of your Securities.

Cap & Trade mechanisms have arisen primarily due to relative international consensus on the correlation between the rise in Green House Gas emissions and the onset of Global Warming. Accordingly, changes in regulation and enforcement of Cap & Trade mechanisms as a result of changes in international consensus can adversely affect market behavior and the value of the Securities.

An investment in iPath ETNs linked to the performance of the S&P 500 VIX Short-Term Futures™ Index TR and the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of each index. Because the performance of each index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of each index will depend on many factors including, the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of each index. Additional factors that may contribute to fluctuations in the level of each index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

For an investment in Securities linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER, an increase in the level of the index will have a negative effect on the repayment amount upon maturity or redemption, whereas a decrease in the level of the index will have a positive effect on the repayment amount. You may receive less than your original investment in the Securities at maturity or upon redemption. If the level of the index increases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent decrease in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. Ifcurrent levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to the inverse performance of the S&P 500 VIX Short-Term Futures™ Index ER is subject to risks associated with fluctuations, particularly an increase, in the value of the index. The market value of the Securities may be influenced by many unpredictable factors. The index is designed to reflect the returns that are potentially available through an unleveraged investment in short-term VIX futures, which reflect the implied volatility of the S&P 500® Index and the Securities are not linked to the options used to calculate the index, to the actual volatility of the S&P 500® Index or the equity securities included in the S&P 500® Index, nor will the return on the Securities be a participation in the actual volatility of the S&P 500® Index. Changing prices of the futures contracts included in the index may result in a reduced amount payable at maturity or upon redemption. Additionally, the Securities will be automatically redeemed if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to 50.00% of the principal amount per Security. An automatic redemption may occur as a result of a precipitous increase in volatility in the U.S. equity markets and is highly likely to occur if the historical frequency of precipitous increases in volatility in the U.S. equity markets persist.

An investment in iPath ETNs linked to the performance of the Barclays Capital US Treasury 2Y/10Y Yield Curve Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of the index, an increase) in the value of the index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the index level will decrease or increase by 1.00 point for every 0.01% decrease or increase, respectively, in the difference between the 2-year yield and the 10-year yield. Market prices for 2-year and 10-year Treasury futures contracts may not capture precisely the underlying changes in the 2-year yield and the 10-year yield. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

An investment in iPath ETNs linked to the performance of any of the Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™, the Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™ or the Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™ is subject to risks associated with fluctuations, particularly a decline (or, in the case of iPath ETNs inversely linked to the performance of any of such indices, an increase) in the value of the respective index. The market value of the ETNs may be influenced by many unpredictable factors.

There is no guarantee that the respective index level will increase or decrease by 1.00 point for every 0.01% decrease or increase, respectively, in the 2-year, 10-year or Long-Bond yield, as the case may be. Market prices for 2-year, 10-year or Long-Bond Treasury futures contracts may not capture precisely the underlying changes in the 2-year, 10-year and Long-Bond yields, respectively. The index calculation methodology uses the mathematical approximation of modified duration, which has certain limitations in approximating the relationship between Treasury note prices and yields. Additionally, the index’s weights are rebalanced on a monthly basis only and such weightings may not be optimal on any given index business day. For a description of additional risks of investing in the ETNs, see “Risk Factors” in the applicable prospectus.

For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell

1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs), in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

For an investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR, any decrease in the level of the index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. If the level of the index decreases sufficiently to trigger an automatic termination event, the Securities will be automatically deemed at the automatic redemption value, which is calculated after the close of business on the automatic termination date; therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the index. The payment you receive following an automatic termination event will most likely be significantly less than the principal amount of the Securities and may equal $0. If current levels of market volatility persist, it is highly likely that an automatic termination event will occur. The “participation” value for the Securities, as described in the applicable pricing supplement, is published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the Securities, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the Securities.

An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including, the level of the

S&P 500® Index, the prices of options on the S&P 500® Index, and the level of the VIX Index which may change unpredictably, affecting the value of futures contracts on the VIX Index and, consequently, the level of the index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® Index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Group Index Services LLC (“CME Indexes”), and UBS Securities LLC (“UBS Securities”), and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes”, “UBS”, “Dow Jones-UBS Commodity IndexSM”, “DJ-UBSCISM”, “Dow Jones-UBS Commodity Index Total ReturnSM”, “Dow Jones-UBS Agriculture Subindex Total ReturnSM”, “Dow Jones-UBS Aluminum Subindex Total ReturnSM”, “Dow Jones-UBS Cocoa Subindex Total ReturnSM”, “Dow Jones-UBS Coffee Subindex Total ReturnSM”, “Dow Jones-UBS Copper Subindex Total ReturnSM”, “Dow Jones-UBS Cotton Subindex Total ReturnSM”, “Dow Jones-UBS Energy Subindex Total ReturnSM”, “Dow Jones-UBS Grains Subindex Total ReturnSM”, “Dow Jones-UBS Industrial Metals Subindex Total ReturnSM”, “Dow Jones-UBS Lead Subindex Total ReturnSM”, “Dow Jones-UBS Livestock Subindex Total ReturnSM”, “Dow Jones-UBS Natural Gas Subindex Total ReturnSM”, “Dow Jones-UBS Nickel Subindex Total ReturnSM”, “Dow Jones-UBS Platinum Subindex Total ReturnSM”, “Dow Jones-UBS Precious Metals Subindex Total ReturnSM”, “Dow Jones-UBS Softs Subindex Total ReturnSM”, “Dow Jones-UBS Sugar Subindex Total ReturnSM” and “Dow Jones-UBS Tin Subindex Total ReturnSM” are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”) and UBS AG (“UBS AG”), as the case may be, have been licensed to CME Indexes and have been sub-licensed for use for certain purposes by Barclays Bank PLC. The Securities based on the indices are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes, or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Securities based on the indices or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities based on any of the indices particularly.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

“S&P GSCI®”, “S&P GSCI® Index”, “S&P GSCI® Total Return Index”, “S&P GSCI® Commodity Index” and “S&P GSCI® Crude Oil Total Return Index” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted S&P. S&P does not make any representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the S&P GSCI® to track general stock market performance.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™,” and “500” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), and “BuyWrite” and “CBOE” are trademarks of the Chicago Board Options Exchange, Incorporated (“CBOE”). These marks have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE and neither S&P nor CBOE make any representation regarding the advisability of investing in the Securities.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities.

“Barclays Capital Intelligent Carry Index™” and the “USD Intelligent Carry Index™” are trademarks of Barclays Bank PLC.

“Barclays Capital Global Carbon Index™” and “Barclays Capital Global Carbon Index Total Return™” are trademarks of Barclays Bank PLC.

“Barclays Capital US Treasury 2Y/10Y Yield Curve Index™”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure Index™”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure Index™” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure Index™” are trademarks of Barclays Bank PLC.

Each of the Barclays Capital commodities indices referenced herein is a trademark of Barclays Bank PLC.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END HOME PAGE

LEVERAGED LANDING PAGE

Landing page flash piece

LARGE CAP

ROLA

iPath® Long Extended Russell 1000® TR Index ETN

ROSA

iPath® Short Extended Russell 1000® TR Index ETN

SFLA

iPath® Long Extended S&P 500® TR Index ETN

SFSA

iPath® Short Extended S&P 500® TR Index ETN

VZZB

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)

SMALL CAP

RTLA

iPath® Long Extended Russell 2000® TR Index ETN

RTSA

iPath® Short Extended Russell 2000® TR Index ETN

DEVELOPED MARKETS

MFLA

iPath® Long Enhanced MSCI EAFE® Index ETN

MFSA

iPath® Short Enhanced MSCI EAFE® Index ETN

EMERGING MARKETS

EMLB

iPath® Long Enhanced MSCI Emerging Markets Index ETN

EMSA

iPath® Short Enhanced MSCI Emerging Markets Index ETN

iPath has 11 ETNs with long- and short-leveraged exposure to a range of assets that aim to deliver:

•	A leverage factor locked in from your point of purchase

•	No tracking error

•	And no resets

For a deeper dive into iPath leveraged ETNs download The Basics of iPath Leveraged ETNs.

iPath Leveraged ETN	Ticker	Leverage Factor	As of
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	x.xx	xx/xx/xxxx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	x.xx	xx/xx/xxxx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	x.xx	xx/xx/xxxx
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	x.xx	xx/xx/xxxx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	x.xx	xx/xx/xxxx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	x.xx	xx/xx/xxxx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	x.xx	xx/xx/xxxx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	x.xx	xx/xx/xxxx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	x.xx	xx/xx/xxxx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	x.xx	xx/xx/xxxx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	x.xx	xx/xx/xxxx

THE BASICS OF LEVERAGE FACTORS

Unlike some leveraged instruments, the iPath Long- and Short-leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, the indicative value of iPath Leveraged ETNs is based on the current intraday Indicative Note Value (INV). And once you lock into your leverage factor at point of purchase, it never resets.

The INV ratio is published by NYSE Arca and is accurate to the minute, so an investor always knows the exact leverage factor they are locking into.

For a more in-depth explanation, download The Basics of Leveraged ETNs. For a snapshot of the performance of the iPath SFLA and SFSA, select the long or short tabs below.

PERFORMANCE AGAINST S&P 500

[CHART]

Resources

•	The Basics of iPath Leveraged ETNs

•	Call 1-877-764-7284

Source: BlackRock

The performance quoted represents past performance and is not indicative of future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed, may be worth more or less than the original cost. Because your notes are subject to fees and financing charges, the return on the Securities will always be lower than the total return on a direct investment in the equities that underlie the relevant Index. Current performance may be lower or higher than the performance quoted. For more performance information, please click here.

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses that would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Tracking errors refers to the under/over performance differential of an ETN versus its benchmark index over a given time period, after accounting for the ETN’s fees.

An investment in iPath ETNs involves risks, including possible loss of principal.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification, trade price fluctuations, uncertain principal repayment, and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Market and Volatility Risk: For an investment in iPath ETNs (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index, any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption. For an investment in iPath ETNs (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption.

Leverage Risk: An investment in iPath ETNs linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs) in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Automatic Redemption: If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event (or for the iPath Long ETNs linked to the S&P 500 VIX Mid-Term Index, at the close of business on the automatic termination date). Therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0.

Particular Risks Associated with the VIX Index: An investment in iPath ETNs linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

You May Lose Some or All of Your Principal: The Securities are exposed to any decline in the level of the underlying index caused by any daily decrease in the level of the applicable index (in the case of iPath Long ETNs) or daily increase in the level of the applicable index (in the case of iPath Short ETNs). Additionally, if the level of the applicable index is insufficient to offset the negative effect of the daily financing charge and investor fee, you will lose some or all of your investment at maturity or upon redemption.

A Trading Market for the Securities May Not Develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No Interest Payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

“Russell 1000® Index” and “Russell 2000® Index” are trademarks of Russell Investment Group and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Russell Investment Group and Russell Investment Group makes no representation regarding the advisability of investing in the Securities.

The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemarkSM of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

NOT FDIC INSURED — NO BANK GUARANTEE — MAY LOSE VALUE

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END LEVERAGED LANDING PAGE

AUTOMATIC REDEMPTION PAGE

Index: S&P 500® VIX Mid-Term TM Futures

Exposure: Long Enhanced1

Certain iPath ETNs linked to a leveraged participation in the performance of the S&P 500® VIX Mid-TermTM Futures Index, as indicated in the table below, will be automatically redeemed by the issuer, Barclays Bank PLC, at their automatic redemption value on the automatic redemption date.

The respective iPath ETN is being redeemed as the result of an automatic termination event occurring on the date listed below, when the intraday indicative note value was equal to or less than the applicable automatic termination level. Please see the relevant prospectus for additional information relating to automatic termination.

Ticker	Name	Automatic Termination Date[2]	Automatic Termination Level	Automatic Redemption Value[3]	Automatic Redemption Date[4]	Prospectus
VZZ	iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN	July 1, 2011	$10	$10	July 11, 2011	Download

Implications for Investors

Holders of the applicable iPath ETN on the automatic redemption date will receive a cash payment, per ETN, equal to the automatic redemption value.

Barclays Bank PLC has issued another series of iPath ETNs offering leveraged exposure5 to this index. Investors who wish to gain leveraged exposure to the Index can now access returns via:

Ticker: VZZB [links to VZZB product page]

Name: iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) [links to VZZB product page]

For tax implications of purchasing replacement securities offering similar exposure, including the potential application of the wash sale rules, please consult a tax professional.

[1]

For the iPath Leveraged ETNs, “enhanced” refers to an initial leverage factor of 2 on the date of the ETN’s issuance and “extended” refers to an initial leverage factor of 3 on the date of the ETN’s issuance. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the each respective iPath Leveraged ETN will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

[2]

An automatic termination event occurred because the intraday indicative note value of the relevant series of iPath ETNs was less than or equal to the automatic termination level on the automatic termination date.

[3]	The automatic redemption value was determined in accordance with the procedures set forth in the prospectus relating to the relevant series of iPath ETNs, available at download.
[4]	Holders of the ETNs on the automatic redemption date will receive a payment equal to the automatic redemption value on the fifth business day following the automatic termination date.
[5]

The performance of the iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETNs (II) (the “VZZB ETNs”) is not equivalent to the hypothetical performance that would be achieved had the applicable iPath ETNs not been automatically redeemed. Because the leveraged exposure to the underlying index does not reset, investors who invest at a time other than inception of the VZZB ETNs will invest at a different “participation”—or value of the notional exposure per ETN to the performance of the underlying index relative to the value of each ETN—and therefore may have a different leverage ratio than the initial leverage factor. For more information on the participation, see the section entitled “Participation” in the applicable prospectus or the Basics of iPath Leveraged Exchange Traded Notes paper.

Selected Risk Considerations

An investment in the iPath ETNs (the “Securities”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. Capitalized terms used below but not defined herein shall have the meanings attributed to them in the applicable prospectus supplement and pricing supplement.

Credit of Barclays Bank PLC: The Securities are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. Risks of investing in the Securities include limited portfolio diversification trade price fluctuations, uncertain principal repayment, and liquidity. Investing in the Securities is not equivalent to investing directly in an index or in any particular index components. The investor fee will reduce the amount of your return at maturity or on redemption and as a result you may receive less than the principal amount of your investment at maturity or upon redemption of your Securities if the level of the relevant index has increased or decreased (as may be applicable to the particular series of Securities). An investment in the Securities may not be suitable for all investors.

Restrictions on the Minimum Number of Securities and Date Restrictions for Redemptions: The Securities may be sold throughout the day on the exchange through any brokerage account. There are restrictions on the minimum number of Securities you may redeem directly with the issuer as specified in the applicable pricing supplement. You may only redeem your Securities on an optional redemption date if we receive notice of the redemption from you by certain dates and times as set forth in the pricing supplement. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of Securities. Sales in the secondary market may result in significant losses.

Market and Volatility Risk: For an investment in Securities (“iPath Long ETNs”) linked to a leveraged participation in the performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, the MSCI Emerging Markets Net Total Return Index, or the S&P 500® VIX Mid-Term Futures™ Total Return Index any decrease in the level of the underlying index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the ETNs at maturity or upon redemption. For an investment in Securities (“iPath Short ETNs”) linked to a leveraged participation in the inverse performance of the S&P 500® Total Return Index, the Russell 1000® Total Return Index, the Russell 2000® Total Return Index, the MSCI EAFE® Net Total Return Index, or the MSCI Emerging Markets Net Total Return Index, any increase in the level of the underlying Index will result in a significantly greater decrease in the repayment amount and you may receive less than your original investment in the Securities at maturity or upon redemption.

Leverage Risk: An investment in Securities linked to a leveraged participation in the performance (in the case of the iPath Long ETNs) or the inverse performance (in the case of the iPath Short ETNs) of the applicable underlying index is subject to risks associated with fluctuations, particularly a decrease (in the case of the iPath Long ETNs) or an increase (in the case of the iPath Short ETNs) in the value of the underlying index. The market value of the Securities may be influenced by many unpredictable factors. Leverage increases the sensitivity of the Securities to changes in the value of the underlying index. The ratio between the value of the Securities and the notional exposure of each Security to the underlying index will fluctuate during the term of the Securities.

Automatic Redemption: If the level of the underlying index decreases (in the case of the iPath Long ETNs) or increases (in the case of the iPath Short ETNs) sufficiently such that, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the Securities is less than or equal to the automatic termination value per Security, the Securities will be automatically redeemed at the automatic redemption value, which is determined by the calculation agent as soon as practicable following the occurrence of an automatic termination event (or for the iPath Long ETNs linked to the S&P 500 VIX Mid-Term Index, at the close of business on the automatic termination date). Therefore, the payment you receive on the automatic redemption date may be less than the intraday indicative note value at the time of the automatic termination event. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase (in the case of the iPath Long ETNs) or decrease (in the case of the iPath Short ETNs) in the applicable index level. The payment you receive following an automatic termination event may be significantly less than the principal amount of the Securities and may equal $0.

Particular Risks Associated with the VIX Index: An investment in Securities linked to a leveraged participation in the performance of the S&P 500 VIX Mid-Term Futures™ Index TR is subject to particular risks associated with fluctuations, particularly a decline, in the performance of the index. Because the performance of the index is linked to the CBOE Volatility Index (the “VIX Index”), the performance of the index will depend on many factors including the level of the S&P 500® Index, the prices of options on the S&P 500® Index, and, consequently, the level of the VIX Index. Additional factors that may contribute to fluctuations in the level of the index include prevailing market prices and forward volatility levels of the U.S. stock markets and the equity securities included in the S&P 500® index, the prevailing market prices of options on the VIX Index, relevant futures contracts on the VIX Index, or any other financial instruments related to the S&P 500® Index and the VIX Index, interest rates, supply and demand in the listed and over-the-counter equity derivative markets as well as hedging activities in the equity-linked structured product markets.

You may lose some or all of your principal: The Securities are exposed to any decline in the level of the Index caused by any daily decrease in the level of the applicable index (in the case of iPath Long ETNs) or daily increase in the level of the Index (in the case of iPath Short ETNs). Additionally, if the level of the applicable index is insufficient to offset the negative effect of the daily financing charge and investor fee, you will lose some or all of your investment at maturity or upon redemption.

A trading market for the Securities may not develop: Although the Securities are listed on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of Barclays Bank PLC may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Therefore, the liquidity of the Securities may be limited.

No interest payments from the Securities: You will not receive any interest payments on the Securities.

Uncertain tax treatment: Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END AUTOMATIC REDEMPTION PAGE

ABOUT SECTION

http://ipathetn.com/Exchange-Traded-Notes-overview.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

PRINT THIS PAGE(PDF ICON) iPATH FAQs (PDF ICON) iPATH TAX FAQs

•	What are iPath Exchange Traded Notes {jump link}

•	What are the advantages of iPath ETNs? {jump link}

•	How are the returns of iPath ETNs calculated {jump link}

•	How do I buy an iPath ETN? {jump link}

•	How do I sell an iPath ETN? {jump link}

•	Do the iPath ETNs currently available make interest payments? {jump link}

•	Do the iPath ETNs currently available make dividend distributions? {jump link}

•	Do the iPath ETNs currently available offer a principal protection feature? {jump link}

•	Are iPath ETNs rated? {jump link}

•	Who is the issuer? {jump link}

•	Who is Barclays Capital Inc.? {jump link}

•	What is BlackRock’s role?

•	Do iPath ETNs have voting rights? {jump link}

•	Are iPath ETNs registered? {jump link}

•	Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated? {jump link}

•	What is an index multiplier? (applicable to certain iPath ETNs)

iPath Leveraged ETNs:

•	How are the returns of iPath Leveraged ETNs calculated?

•	Where is their value published?

•	What is the automatic redemption feature?

•	Where are they traded?

•	Where can I find the closing indicative note value?

•	Will the iPath leveraged ETNs track a fixed multiple of the daily or monthly performance of an underlying index?

•	What are the fees for the iPath leveraged ETNs?

•	Table: Differences and Similarities Between iPath leveraged ETNs and Leveraged exchange traded funds (Leveraged ETFs)

What are iPath Exchange Traded Notes?

iPath Exchange Traded Notes (ETNs) are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors with a way to access the returns of market benchmarks or strategies. ETNs are not equities or index funds, but they do share several characteristics. For example, like equities, they trade on an exchange and can be shorted¹. Like an index fund, they are linked to the return of a benchmark index.

What are the advantages of iPath ETNs?

iPath ETNs provide investors with exposure to the returns of market benchmarks, less investor fees, with easy transferability and an exchange listing. The ETN structure is designed to allow investors an exchange-traded alternative to obtain exposure to investments in previously expensive or difficult-to-reach market sectors or strategies.

How are the returns of iPath ETNs calculated?

iPath ETNs are designed to provide investors a return that is linked to the performance of a market index, less investor fees.

How do I buy an iPath ETN?

The iPath ETNs currently available are listed on NYSE Arca (and in certain cases other major exchanges) and are available for purchase, similar to other publicly traded securities.

How do I sell an iPath ETN?

Investors can liquidate iPath ETNs one of three ways:

•	Sell in the secondary market during trading hours.

•

Redeem a large block of securities, typically 50,000 securities directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus². A redemption charge will apply to certain ETNs.

•

Hold until maturity and receive a cash payment from the issuer, Barclays Bank PLC, equal to the principal amount of the securities times an index factor and any other applicable costs as described in the relevant prospectus on the final valuation date minus the investor fee on the final valuation date.

Do the iPath ETNs currently available make interest payments?

No.

Do the iPath ETNs currently available make dividend distributions?

No.

Do the iPath ETNs currently available offer a principal protection feature?

No. Investors will receive a return based on the performance of the index to which the iPath ETN is linked, less investor fees and any other applicable costs. The index level may go up or down. Even if the index level goes up (or down, in the case of ETNs that are inversely linked to the relevant underlying index), investors may not recover their principal once investor fees and costs are deducted.

Are iPath ETNs rated?

No. The iPath ETNs are not rated, but rely on the ratings of the issuer, Barclays Bank PLC³.

Who is the issuer?

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group operates in many countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group. For further information about Barclays, please visit our website www.barclays.com.

Who is Barclays Capital Inc.?

Barclays Capital Inc. will act as the issuer’s agent in connection with the distribution of the iPath ETNs. Barclays Capital Inc. is an affiliate of Barclays Bank PLC and is a registered US broker/dealer regulated by the SEC and the FINRA.

What is BlackRock’s role?

BlackRock’s broker/dealer affiliate, BlackRock Fund Distribution Company, will engage in the promotion of iPath ETNs to intermediaries including registered broker/dealers and registered investment advisors; and to end-users, such as mutual funds, hedge funds and insurance companies.

Do iPath ETNs have voting rights?

No. The iPath ETNs are debt securities and have no voting rights.

Are iPath ETNs registered?

Yes. The iPath ETNs are registered under the Securities Act of 1933.

Are iPath ETNs linked to commodity indexes CFTC (Commodity Futures Trading Commission) regulated?

No. iPath ETNs are debt securities issued by Barclays Bank PLC and are not regulated by the CFTC; however, futures contracts underlying the relevant market index may be regulated by the CFTC.

What is an index multiplier? (applicable to certain iPath ETNs)

Some iPath ETNs apply an index multiplier for purposes of calculating the closing indicative note value on each calendar day. The effect of the index multiplier is to adjust the rate at which the value of the ETN changes in response to changes in level of the relevant index.

iPath Leveraged ETNs:

How are the returns of iPath Leveraged ETNs calculated?

iPath Leveraged ETNs are designed to provide investors with a leveraged return that is linked to the performance, or inverse performance, of a market benchmark less applicable charges, costs and fees.

Where is their value published?

Each iPath Leveraged ETN has an intraday indicative note value (“IINV”), which is meant to approximate the intrinsic economic value of each iPath Leveraged ETN at any point in time. During the hours on which trading is generally conducted on the NYSE Arca. NYSE Arca publishes its calculation of the IINV for each iPath Leveraged ETN every 15 seconds under the applicable ticker symbol. Additionally, a closing indicative note value (“CINV”) for each iPath Leveraged ETN is calculated and published each valuation date under the applicable ticker symbol. For a more complete description of how the IINV and CINV are calculated for each series of iPath Leveraged ETNs, please see the applicable pricing supplement.

What is the automatic redemption feature?

In order to mitigate the risk to the issuer that the value of the ETNs equals a negative value, there will be an automatic redemption of any series of the iPath Leveraged ETNs if, on any calendar day prior to or on the final valuation date, the IINV is less than or equal to the automatic termination level specified below per ETN. Upon the occurrence of an automatic termination event, investors in that series of iPath Leveraged ETNs will receive a redemption amount that will be significantly less than the issue price and will receive no greater than the automatic termination level specified below per ETN. Accordingly, you may lose some or all of your principal if you invest in the iPath Leveraged ETNs.

Where are they traded?

The iPath Leveraged ETNs are listed on the NYSE Arca platform. The current list of ETNs includes the following tickers:

Name	Exchange Ticker	Stock Exchange	Automatic Termination Level (per ETN)
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	NYSE Arca	$10.00
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	NYSE Arca	$10.00
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	NYSE Arca	$15.00
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	NYSE Arca	$15.00
iPath® Long Extended S&P 500® TR Index ETN	SFLA	NYSE Arca	$10.00
iPath® Short Extended S&P 500® TR Index ETN	SFSA	NYSE Arca	$10.00
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	NYSE Arca	$25.00
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	NYSE Arca	$37.50
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	NYSE Arca	$25.00
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	NYSE Arca	$45.00
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	NYSE Arca	$10.00

Where can I find the closing indicative note value?

The closing indicative note value (“CINV”) is calculated each day and published to www.ipathetn.com as well as to common data providers such as Bloomberg.

Will the iPath Leveraged ETNs track a fixed multiple of the daily or monthly performance of an underlying index?

Unlike some leveraged investments, the iPath Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of iPath Leveraged ETNs will change by a multiple of the underlying index performance that is variable and depends, in part, on the then current IINV of that series of iPath Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will calculate and publish every 15 seconds a “Participation” for each series iPath leveraged ETNs.

For each series of iPath Leveraged ETNs, the participation is calculated by dividing the amount per ETN that is notionally exposed to the underlying index by the then current IINV of that ETN. The participation is published intraday to common data providers such as Bloomberg, and once per day to www.ipathetn.com

What are the fees for the iPath Leveraged ETNs?

As the iPath Leveraged ETNs seek to replicate a long or short investment in an underlying index, certain charges, costs and fees are built into the calculation of the CINV and the IINV.

The iPath Long Leveraged ETNs charge an annualized investor fee and an annualized financing charge on notional cash amounts underlying each iPath long Leveraged ETN4, and the iPath Short Leveraged ETNs charge an annualized investor fee and an annualized index borrow cost on the notional borrowed equity amounts underlying each iPath Short Leveraged ETN (offset by annualized interest on notional cash amounts underlying each iPath Short Leveraged ETN). The notional cash amounts of the iPath Long Leveraged ETNs will vary according to the financing rate and fee rate, both as defined in the applicable prospectus, and the notional borrowed equity amounts of the iPath Short Leveraged ETNs will vary according to movements in the underlying index, as defined in the applicable prospectus, and will not in general move in tandem with the underlying index or the IINV or CINV. Therefore, under certain circumstances and in particular where the financing level, as defined in the applicable long prospectus, or the short index amount, as defined in the applicable short prospectus, is a high multiple of the applicable CINV, the fees may represent a significant percentage of the applicable CINV.

For full details of the accrued fees, charges and costs for the iPath Leveraged ETNs, and hypothetical examples as to how these can affect the performance of the ETNs, investors should consult the applicable prospectus.

Table: Differences and Similarities Between iPath Leveraged ETNs and Leveraged exchange traded funds (Leveraged ETFs)

Both iPath Leveraged ETNs and leveraged ETFs provide investors with access to the leveraged returns of various market benchmarks. However, the iPath Leveraged ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

In addition, the iPath Leveraged ETNs seek to provide investors with an alternative form of leveraged long (or short) investments to leveraged ETFs, which typically track a daily or monthly multiple of an index’s returns. Instead, the iPath Leveraged ETNs track a fixed multiple of underlying index performance over the term of the ETNs.

	iPath Leveraged ETNs	Leveraged ETF
Leveraged Performance	Yes	Yes
Liquidity	Daily on Exchange	Daily on Exchange
Registration	Securities Act of 1933	Investment Company Act of 1940
Form	Medium-Term Note	40 Act Fund / UIT
Principal risk	Market and issuer risk	Market risk
Recourse	Issuer credit	Portfolio of Securities
Performance Target	Payment at Maturity	Daily or Monthly Performance Target
Maturity	Fixed Maturity*	No
Path Dependency**	No	Yes
Institutional size redemption	Daily to the issuer***	Daily via custodian
Formulaic Optional Redemption Value	Yes***	No
Automatic Termination Event	Yes	No

*	Subject to the occurrence of an automatic termination event or early redemption by the investor.

**	An index-linked security shows ‘path dependency’ if its value on any given day cannot be derived from the current and initial values of its underlying index but instead is dependent on the historical ‘path’ that the index has taken over the calculation period.
***	Subject to the occurrence of an automatic termination event.

¹	With short sales, an investor faces the potential for unlimited losses as the security’s price rises.
²	The issuer may from time to time in its sole discretion reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of units at the time the reduction becomes effective.
³	Credit ratings are subject to revision or withdrawal at any time by the assigning rating organization, which may have an adverse effect on the market price or marketability of the iPath ETNs.
[4]

Because the daily investor fee accrues as part of the financing level and the daily financing charge is calculated on the basis of the financing level, a portion of the daily financing charge will reflect the incremental increase of the financing level attributable to the accrued daily investor fee.

PRIVACY POLICY  |  TERMS OF USE  |  BARCLAYS  |  BARCLAYS CAPITAL INC.  |  PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/Exchange-Traded-Notes-structure.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

PRINT THIS PAGE

•	How iPath ETNs are structured {jump link}

•	Differences and similarities between ETNs and Exchange Traded Funds (ETFs) {jump link}

How iPath ETNs are structured

iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC. They are designed to provide investors access to the returns of various market benchmarks. The returns of iPath ETNs are linked to the performance of a market benchmark or strategy, less investor fees.

Highlights (table)

Payment at maturity

If you hold your iPath ETNs to maturity, you will receive a cash payment at maturity that is linked to the performance of the corresponding index during the period beginning on the trade date and ending at maturity, less investor fees.

Liquidating prior to maturity

You can liquidate iPath ETNs before their maturity date in two ways:

•       Trade them on the exchange

•       Redeem a large block of securities, typically at least 50,000 units of a particular iPath ETN, directly to Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

Coupon	Interest will not be paid during the term of the iPath ETNs.

Investor fee	The investor fee is calculated cumulatively based on the Yearly Fee and the performance of the underlying index or currency exchange rate and increases each day based on the level of the index or currency exchange rate on that day. Because the investor fee reduces the amount of your return at maturity or upon redemption, if the value of the underlying decreases or does not increase significantly, you may receive less than the principal amount of your investment at maturity or upon redemption. For a more complete description of how the investor fee is calculated, please see the applicable product page and Pricing Supplement.

No principal protection	Investors will receive a cash payment linked to the performance of the corresponding index, less investor fees. The index may go up or down. Even if the index goes up, investors may not recover their principal once investor fees are deducted.

Ratings	The iPath ETNs are not rated, but rely on the ratings of the issuer, Barclays Bank PLC.

Unsecured debt	iPath ETNs are senior, unsecured, unsubordinated debt securities issued by Barclays Bank PLC.

Voting rights	Because the iPath ETNs are debt securities, they do not have any voting rights.

Distributions	The iPath ETNs currently available do not make dividend distributions.

(For more details, please refer to the prospectus for the relevant iPath ETN.)

Differences and similarities between ETNs and Exchange Traded Funds (ETFs

Both ETNs and ETFs provide investors access to the returns of various market benchmarks. However, ETNs are senior, unsecured debt securities issued by Barclays Bank PLC, whereas ETFs are typically registered investment companies and are collateralized by an underlying portfolio of securities.

	ETN	ETF

Liquidity	Daily on exchange	Daily on exchange

Registration	Securities Act of 1933	Investment Company Act of 1940

Recourse	Issuer credit	Portfolio of securities

Principal risk	Market and issuer risk	Market risk

Institutional size redemption	Daily to the issuer	Daily via custodian

Short sales	Yes, on an uptick or a downtick	Yes, on an uptick or a downtick

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/Exchange-Traded-Notes-trading.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation|

PRINT THIS PAGE (PDF Icon) iPATH TRADING STRATEGY REPORT

•	Where are iPath ETNs listed? {jump link}

•	Where can I buy or sell iPath ETNs? {jump link}

•	Can the iPath ETNs currently available be shorted? {jump link}

•	Is there a minimum trade size for iPath ETNs? {jump link}

•	How can I find iPath ETNs on Bloomberg? {jump link}

•	Is a net asset value (NAV) calculated? {jump link}

•	Is an intrinsic value calculated? {jump link}

•	Do the iPath ETNs trade at their indicative value? {jump link}

•	How can iPath ETNs be redeemed directly to the Issuer prior to the maturity date? {jump link}

•	What is the redemption charge? {jump link}

•	What are the terms of the issuer redemption feature applicable to certain iPath ETNs? {jump link}

•	If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value? {jump link}

•	Is there a capacity constraint with respect to the iPath ETNs? {jump link}

•	Is a Series 3 license required to sell iPath ETNs? {jump link}

Where are iPath ETNs listed?

The iPath ETNs currently available are listed on NYSE Arca (and in certain cases other major exchanges).

When can I buy or sell iPath ETNs?

iPath ETNs can be bought or sold anytime during market hours.

Can the iPath ETNs currently available be shorted?

Yes, on an uptick or a downtick and subject to the ability to locate shares to borrow.

Is there a minimum trade size for iPath ETNs?

No. iPath ETNs can be bought and sold at their market price on the secondary market similar to other publicly traded securities.

How can I find iPath ETNs on Bloomberg?

Information regarding iPath ETNs can be found on Bloomberg by typing the relevant ETN’s trading symbol, then the “Equity” key, then “Go.” For example, for information regarding the iPath® S&P GSCI® Total Return Index ETN, type: GSP < Equity > < Go >.

Is a net asset value (NAV) calculated?

No. Because iPath ETNs are debt securities, and not mutual funds, they will not have an NAV.

Is an intrinsic value calculated?

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is calculated and published by Bloomberg or a successor. Additionally, the daily indicative value of each iPath ETN is calculated and published at the end of each trading day at www.iPathETN.com. For a more complete description of how the daily indicative value is calculated for each iPath ETN, please see the applicable product page and Pricing Supplement at www.iPathETN.com.

Do the iPath ETNs trade at their indicative value?

The indicative value calculation is provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, or termination of the iPath ETNs, nor does it reflect hedging or transaction costs, credit considerations, market liquidity, or bid-offer spreads. Published index levels from the sponsors of the indexes underlying the iPath ETNs may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current index level and therefore the indicative value of your iPath ETNs. Index levels provided by the sponsors of the indexes underlying the iPath ETNs do not necessarily reflect the depth and liquidity of the underlying relevant market. For this reason and others, the actual trading price of the iPath ETNs may be different from their indicative value.

In addition to being available for trading on an exchange, the early redemption feature allows a large block of securities, typically 50,000 units of a particular iPath ETN, to be redeemed directly to Barclays Bank PLC for the applicable redemption value, as described in the applicable Pricing Supplement. The historical daily indicative value is published each day at www.iPathETN.com. The redemption feature is intended to induce arbitrageurs to counteract any trading of the iPath ETNs at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

How can iPath ETNs be redeemed directly to the issuer prior to the maturity date?

Investors may redeem a large block of securities, typically at least 50,000 units of a particular iPath ETN, directly to the issuer, subject to the procedures described in the relevant prospectus. A redemption charge may apply.

What is the redemption charge?

The redemption charge is a one-time transaction charge imposed only in the case of early redemptions for certain iPath ETNs. The charge is intended to allow the issuer to recoup brokerage and other costs incurred in connection with an early redemption (although the proceeds from the charge may be more or less than such costs). Investors transacting on the secondary market will not incur a redemption charge.

What are the terms of the issuer redemption feature applicable to certain iPath ETNs?

Barclays Bank PLC may redeem certain ETNs (in whole but not in part) at their sole discretion on any trading day on or after the inception date until and including maturity, as described in the applicable prospectus. To exercise the right to redeem, Barclays Bank PLC must deliver notice to the holders of the ETNs not less than 10 calendar days prior to the redemption date specified in such notice. If the ETNs are redeemed, investors will receive a cash payment in U.S. dollars per ETN in an amount equal to the closing indicative value on the applicable valuation date.

If Barclays Bank PLC’s credit rating is downgraded, what happens to the indicative value?

The indicative value calculation of the iPath ETNs will not change in response to a Barclays Bank PLC credit event. However, the trading price of the iPath ETNs may be adversely impacted.

Is there a capacity constraint with respect to the iPath ETNs?

Should demand for any iPath ETN exceed the initial amount of securities issued, subsequent issuances may be made under the registration statement. The terms of the new issue—maturity date, investor fee, ticker, CUSIP—will be the same as the original issue, and it is expected that both issues would be immediately fungible.

Depending on market factors beyond the control of Barclays Bank PLC, iPath ETNs may be suspended from further sales from inventory and/or further issuances*. Daily redemptions at the option of the holders of iPath ETNs are typically not affected by suspensions, nor are Barclays Bank PLC’s lending activities from existing inventory with respect to iPath ETNs typically affected by suspensions.

It is possible that a suspension, as described above, may influence the market value of iPath ETNs. Limitations on issuance and sale implemented may cause an imbalance of supply and demand in the secondary market for iPath ETNs, which may cause them to trade at a premium or discount in relation to their indicative value. Therefore, any purchase of iPath ETNs in the secondary market may be at a purchase price significantly different from their indicative value.

*	As will be described in further detail in the applicable pricing supplement relating to the iPath ETNs.

Is a Series 3 license required to sell iPath ETNs?

No.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

http://ipathetn.com/Exchange-Traded-Notes-taxation.jsp

[Header]

About iPath Exchange Traded Notes

[Body]

iPath Exchange Traded Notes (ETNs) are innovative investment products from Barclays that seek to provide investors with a way to access the returns of a market or strategy, less investor fees. The following are answers to questions financial professionals and individuals commonly ask about iPath Exchange Traded Notes.

[Tabs]

Overview | Structure | Trading/Redemption | Taxation |

PRINT THIS PAGE (PDF Icon) iPATH TRADING STRATEGY REPORT

•	How are iPath ETNs treated for U.S. federal income tax purposes?

•	What makes iPath ETNs an attractive investment option?

•	Is there an IRS or court ruling that governs the U.S. tax treatment of iPath ETNs?

•	What is the ruling on the U.S. tax treatment of iPath single currency ETNs?

•	What is Barclays’ reaction to the ruling on the U.S. tax treatment of iPath single currency ETNs? {jump link}

•	What does it mean for iPath single currency ETN investors? {jump link}

•	Do iPath single currency ETN investors need to submit a form to the IRS requesting a certain tax treatment? {jump link}

•	What are the benefits of investing in iPath single currency ETNs? {jump link}

•	What is the current tax status on equity, fixed income, leveraged, commodity and certain alternatives ETNs? {jump link}

•	What is Barclays’ position about the tax status of the equity, fixed income, leveraged, commodity and certain alternatives ETNs? {jump link}

•	What is the tax treatment of iPath ETNs in the event of an issuer redemption (applicable to certain iPath ETNs)?

How are iPath ETNs treated for U.S. federal income tax purposes?

Barclays and investors agree to treat all iPath ETNs, except single currency ETNs, for all U.S. federal income tax purposes, as prepaid executory contracts with respect to the relevant index. If such iPath ETNs are so treated, investors should recognize gain or loss upon the sale, redemption or maturity of their iPath ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the securities. Investors generally agree to treat such gain or loss as capital gain or loss, except with respect to currency iPath ETNs, for which investors agree to treat such gain or loss as ordinary, as detailed in the chart below.

The following table summarizes certain U.S. federal tax consequences that holders of iPath ETNs and Barclays agree to be subject to by purchasing an iPath ETN. These tax consequences, however, are not certain and alternative treatments are possible. Please see the applicable prospectus for a more complete discussion of the primary tax treatment and alternative tax characterizations that are possible with respect to each iPath ETN.

TYPE/ TICKERS	TREATMENT AT MATURITY	RECOGNITION OF CURRENT INCOME

Alternatives: GRN, VZZB, VXX, VXZ, XXV, IVO

Buy Write: BWV

Commodities: DJP, GSP, JJA, JJE, JJG, JJS, JJM, JJP, COW, GAZ, OIL, NIB, JO, BAL, SGG, JJU, JJC, LD, JJN, JJT, PGM, BCM, SBV, CHOC, CAFE, CTNN, SGAR, FOIL, CUPM, LEDD, NINI, OLEM, DCNG, DIRT, WEET, GRWN, HEVY, ONG, LSTK, BLNG

Equity: INP

Fixed Income: STPP, FLAT, DTUL, DTUS, DTYL, DTYS, DLBL, DLBS

Leveraged: ROLA, ROSA, RTLA, RTSA, SFLA, SFSA, MFLA, MFSA, EMLB, EMSA

	Capital gains	No

Carry Trade: ICI	Ordinary Income	No

Single Currency: ERO, GBB, JYN	Ordinary Income	Yes

What makes iPath ETNs an attractive investment option?

Unlike mutual funds that may be required to make taxable distributions to shareholders, the iPath ETNs currently available will not make taxable distributions and therefore holders of iPath ETNs (other than the single currency ETNs) should generally not be required to include amounts in income prior to sale, redemption or maturity. This enables investors to control the timing of taxable events related to their investment in iPath ETNs. However, the IRS and U.S. Treasury are actively considering the tax treatment of instruments such as iPath ETNs, which could change.

Is there an IRS or court ruling that governs the U.S. tax treatment of iPath ETNs?

Yes, for iPath single currency ETNs only.

What is the ruling on the U.S. tax treatment of iPath single currency ETNs?

Revenue ruling 2008-1, issued on December 7, 2007, holds that certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered or traded on an exchange—should be treated like debt for federal tax purposes. Revenue Ruling 2008-1 extends to iPath single currency ETNs.

What is Barclays’ reaction to the ruling on the U.S tax treatment of iPath single currency ETNs?

The ruling provides investors clarity on the tax treatment of certain financial instruments linked directly to the value of a foreign currency—regardless of whether the instrument is privately offered, publicly offered, or traded on an exchange.

What does it mean for iPath single currency ETN investors?

This means that any interest accrued (net of fees) during the life of the note is taxable to investors, even though the interest is reinvested and not paid out until the holder sells the ETN or the note matures. It also means that a gain or loss from the sale or redemption of the notes will be ordinary and investors will not be able to elect capital gain treatment.

Do iPath single currency ETN investors need to submit a form to the IRS requesting a certain tax treatment?

No, it is not necessary to elect any specific treatment since the IRS has ruled how financial instruments linked directly to the value of a foreign currency should be treated from a tax perspective. Most custodians will provide Form 1099 OID for annual tax reporting purposes.

What are the benefits of investing in iPath single currency ETNs?

Institutional and individual investors increasingly recognize that currency exposure may constitute a separate asset class to provide portfolio diversification and add potential portfolio returns. The iPath single currency ETNs provide simple, transparent and cost-effective access to three significant exchange rates. In addition, because they make no distributions, holders benefit from daily compounding.

What is the current tax status of equity, fixed income, leveraged, commodity and certain alternatives ETNs?

The revenue ruling does not apply to ETNs other than iPath single currency ETNs. On December 7, 2007, the IRS also issued notice 2008-2 asking for comments on the appropriate tax treatment of instruments such as the equity and commodity ETNs. The IRS has not issued additional guidance on this issue.

What is Barclays’ position about the tax status of the equity, fixed income, leveraged, commodity and certain alternatives ETNs?

Barclays is aligned with the Securities Industry and Financial Markets Association (SIFMA). We believe that the tax treatment of investment products should be driven by the product’s attributes. Mutual funds and ETNs are taxed differently because they are fundamentally different products. Investors who buy shares in a mutual fund own the underlying securities and receive dividend income from those securities annually which is taxable. ETN investors do not own underlying securities and receive no dividends while holding the ETN.

What is the tax treatment of iPath ETNs in the event of an issuer redemption (applicable to certain iPath ETNs)?

Investors should generally recognize capital gain or loss upon the sale, early redemption or maturity of their ETNs in an amount equal to the difference between the amount they receive at such time and their tax basis in the ETNs.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END ABOUT SECTION

PRODUCT INFORMATION SECTION

http://ipathetn.com/product-information.jsp

[Header] Product Information

[Sub head]

ISSUER DETAILS: Barclays Bank PLC

DAILY LIQUIDITY: iPath ETNs can be bought or sold anytime during market hours.

(Printer Icon) PRINT THIS PAGE	(PDF Icon) iPATH PRODUCT

LIST

Category:	All Products
Alternatives
Commodities
Currencies
Emerging Markets
Fixed Income
Leveraged
Strategies

[Tabs]

Returns | Profile

Product Name	Ticker	Inception Date	Indicative Value Returns (%) As of xx/xx/xxxx						Market Price Returns (%) As of xx/xx/xxxx
			1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*	1 Mo.	3 Mo.	6 Mo.	YTD	1 Year	Since Inception*
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	5/22/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	10/23/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Broad Commodity ETN	BCM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Agriculture ETN	DIRT	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Energy ETN	ONG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Grains ETN	WEET	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Industrial Metals ETN	HEVY	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Livestock ETN	LSTK	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Precious Metals ETN	BLNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Softs ETN	GRWN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Seasonal Natural Gas ETN	DCNG	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Crude Oil ETN	OLEM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Aluminum ETN	FOIL	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Copper ETN	CUPM	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Lead ETN	LEDD	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Nickel ETN	NINI	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cocoa ETN	CHOC	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Coffee ETN	CAFE	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Cotton ETN	CTNN	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Pure Beta Sugar ETN	SGAR	4/20/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® EUR/USD Exchange Rate ETN	ERO	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® GBP/USD Exchange Rate ETN	GBB	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Global Carbon ETN	GRN	6/24/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® JPY/USD Exchange Rate ETN	JYN	5/8/2007	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® MSCI India Index(SM) ETN	INP	12/19/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Optimized Currency Carry ETN	ICI	1/31/2008	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	7/16/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	IVO	1/13/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	1/29/2009	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	8/15/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® S&P GSCI® Total Return Index ETN	GSP	6/6/2006	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Steepener ETN	STPP	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Flattener ETN	FLAT	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bull ETN	DTUL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 2-year Bear ETN	DTUS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bull ETN	DTYL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury 10-year Bear ETN	DTYS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bull ETN	DLBL	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® US Treasury Long Bond Bear ETN	DLBS	8/9/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Extended S&P 500® TR Index ETN	SFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Extended S&P 500® TR Index ETN	SFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	11/29/2010	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	xx/xx/2011	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx	xx

[Tabs]

Returns | Profile

Product Name	Ticker	Yearly Fee (%)	Exchange	Maturity Date
iPath® CBOE S&P 500 BuyWrite IndexSM ETN	BWV	0.75	NYSE Arca	5/28/2037
iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN	JJA	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN	JJU	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN	NIB	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN	JO	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN	DJP	0.75	NYSE Arca	6/12/2036
iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN	JJC	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN	BAL	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN	JJE	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN	JJG	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN	JJM	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN	LD	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN	COW	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN	GAZ	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN	JJN	0.75	NYSE Arca	10/22/2037
iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN	PGM	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN	JJP	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN	JJS	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN	SGG	0.75	NYSE Arca	6/24/2038
iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN	JJT	0.75	NYSE Arca	6/24/2038
iPath® Pure Beta Broad Commodity ETN	BCM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Agriculture ETN	DIRT	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Energy ETN	ONG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Grains ETN	WEET	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Industrial Metals ETN	HEVY	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Livestock ETN	LSTK	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Precious Metals ETN	BLNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Softs ETN	GRWN	0.75	NYSE Arca	4/18/2041
iPath® Seasonal Natural Gas ETN	DCNG	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Crude Oil ETN	OLEM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Aluminum ETN	FOIL	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Copper ETN	CUPM	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Lead ETN	LEDD	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Nickel ETN	NINI	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cocoa ETN	CHOC	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Coffee ETN	CAFE	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Cotton ETN	CTNN	0.75	NYSE Arca	4/18/2041
iPath® Pure Beta Sugar ETN	SGAR	0.75	NYSE Arca	4/18/2041
iPath® EUR/USD Exchange Rate ETN	ERO	0.4	NYSE Arca	5/14/2037
iPath® GBP/USD Exchange Rate ETN	GBB	0.4	NYSE Arca	5/14/2037
iPath® Global Carbon ETN	GRN	0.75	NYSE Arca	6/24/2038
iPath® JPY/USD Exchange Rate ETN	JYN	0.4	NYSE Arca	5/14/2037

iPath® MSCI India IndexSM ETN	INP	0.89	NYSE Arca	12/18/2036
iPath® Optimized Currency Carry ETN	ICI	0.65	NYSE Arca	1/28/2038
iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN	XXV	0.89	NYSE Arca	7/17/2020
iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN	IVO	0.89	NYSE Arca	1/14/2021
iPath® S&P 500 VIX Mid-Term Futures™ ETN	VXZ	0.89	NYSE Arca	1/30/2019
iPath® S&P 500 VIX Short-Term Futures™ ETN	VXX	0.89	NYSE Arca	1/30/2019
iPath® S&P GSCI® Crude Oil Total Return Index ETN	OIL	0.75	NYSE Arca	8/14/2036
iPath® S&P GSCI® Total Return Index ETN	GSP	0.75	NYSE Arca	6/12/2036
iPath® US Treasury Steepener ETN	STPP	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Flattener ETN	FLAT	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bull ETN	DTUL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 2-year Bear ETN	DTUS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bull ETN	DTYL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury 10-year Bear ETN	DTYS	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bull ETN	DLBL	0.75	NYSE Arca	8/13/2020
iPath® US Treasury Long Bond Bear ETN	DLBS	0.75	NYSE Arca	8/13/2020
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 1000® TR Index ETN	ROSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	0.50	NYSE Arca	11/30/2020
iPath® Short Extended Russell 2000® TR Index ETN	RTSA	0.50	NYSE Arca	11/30/2020
iPath® Long Extended S&P 500® TR Index ETN	SFLA	0.35	NYSE Arca	11/30/2020
iPath® Short Extended S&P 500® TR Index ETN	SFSA	0.35	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI EAFE® Index ETN	MFSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	0.80	NYSE Arca	11/30/2020
iPath® Short Enhanced MSCI Emerging Markets Index ETN	EMSA	0.80	NYSE Arca	11/30/2020
iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II)	VZZB	0.89	NYSE Arca	xx/xx/2021

PRIVACY POLICY  |  TERMS OF USE  |  BARCLAYS  |  BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT INFORMATION SECTION

INVESTOR MATERIALS SECTION

http://ipathetn.com/investor-materials.jsp

[Header]

Investor Materials

[Body]

Make more informed decisions about iPath ETNs. Our prospectuses cover pricing, product descriptions, investment risks, distribution plans and much more.

[Right Hand Resources]

[Header]

Popular Documents

Basics of Commodities >>

{http://ipathetn.com/pdf/commodities_basics.pdf}

Using Commodities to Diversify>>

{http://ipathetn.com/pdf/diversify.pdf}

ICI Product Strategy Brief >>

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

Basics of Currencies>>

{http://ipathetn.com/pdf/Currency_Basics.pdf}

Frequently Asked Questions>>

{http://ipathetn.com/pdf/iPath-FAQs.pdf}

Graphic

[Header]

Document Categories

Prospectus >>

+iPath Alternatives ETNs

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/pdf/GRN-prospectus.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

{http://ipathetn.com/pdf/inverse-VIX-prospectus.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-prospectus.jsp}

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

{http://ipathetn.com/pdf/vix-prospectus.pdf}

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

{http://ipathetn.com/pdf/vix-prospectus.pdf}

+ iPath Commodity ETNs

iPath® Pure Beta Broad and Sector Commodity ETNs (BCM, DIRT, WEET, GRWN, HEVY, ONG, LSTK, BLNG)

{http://ipathetn.com/pdf/BCM-super-prospectus.pdf}

iPath® Pure Beta Single Commodity ETNs (CHOC, CAFE, CTNN, SGAR, FOIL, CUPM, LEDD, NINI, OLEM)

{http://ipathetn.com/pdf/pb-single-propsectus.pdf}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETNs (DJP)

{http://ipathetn.com/pdf/DJ-UBS-prospectus.pdf}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/pdf/sbv-prospectus.pdf}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/pdf/gsp-prospectus.pdf}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/pdf/oil-prospectus.pdf}

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/pdf/DCNG-prospectus.pdf}

+iPath Currency ETNs

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/pdf/ero-prospectus.pdf}

iPath® GBP/USD Exchange RATE ETN (GBB)

{http://ipathetn.com/pdf/gbb-prospectus.pdf}

iPath® JPY/USD Exchange RATE ETN (JYN)

{http://ipathetn.com/pdf/jyn-prospectus.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-prospectus.pdf}

+iPath Emerging Market ETNS

iPath MSCI India IndexSM ETN (INP)

{http://ipathetn.com/pdf/inp-prospectus.pdf}

+iPath Fixed Income ETNs

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/pdf/STPP-prospectus.pdf}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/pdf/FLAT-prospectus.pdf}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/pdf/DTUL-prospectus.pdf}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/pdf/DTUS-prospectus.pdf}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/pdf/DTYL-prospectus.pdf}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/pdf/DTYS-prospectus.pdf}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/pdf/DLBL-prospectus.pdf}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/pdf/DLBS-prospectus.pdf}

+iPath Leveraged ETNs

iPath® Long Leveraged Equity ETNs (SFLA, ROLA, RTLA, MFLA, EMLB)

{http://ipathetn.com/pdf/long-leverage-prospectus.pdf}

iPath® Short Leveraged Equity ETNs (SFSA, ROSA, RTSA, MFSA, EMSA)

{http://ipathetn.com/pdf/short-leverage-prospectus.pdf}

+iPath Strategy ETNs

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

{http://ipathetn.com/pdf/bwv-prospectus.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-prospectus.pdf}

Fact Sheet >>

+ iPath Alternative ETNs

iPath® Global Carbon ETN (GRN)

{http://ipathetn.com/pdf/grn-info-sheet.pdf}

iPath® Inverse S&P 500 VIX Short-Term Futures™ ETN (XXV)

{http://ipathetn.com/pdf/XXV-info-sheet.pdf}

iPath® Inverse January 2021 S&P 500 VIX Short-Term Futures™ ETN (IVO)

{http://ipathetn.com/pdf/IVO-info-sheet.pdf}

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

{http://ipathetn.com/VZZB-info-sheet.jsp}

iPath® S&P 500 VIX Mid-Term Futures™ ETN (VXZ)

{http://ipathetn.com/pdf/vxz-info-sheet.pdf}

iPath® S&P 500 VIX Short-Term Futures™ ETN (VXX)

{http://ipathetn.com/pdf/vxx-info-sheet.pdf}

+ iPath Commodity ETNs

+Broad

iPath® Pure Beta Broad Commodity ETN (BCM)

{http://ipathetn.com/pdf/bcm-info-sheet.jsp}

iPath® Pure Beta S&P GSCI®-Weighted ETN (SBV)

{http://ipathetn.com/pdf/sbv-info-sheet.jsp}

iPath® Dow Jones-UBS Commodity Index Total ReturnSM ETN (DJP)

{http://ipathetn.com/pdf/djp-info-sheet.pdf}

iPath® S&P GSCI® Total Return Index ETN (GSP)

{http://ipathetn.com/pdf/gsp-info-sheet.pdf}

+ Sector

iPath® Pure Beta Agriculture ETN (DIRT)

{http://ipathetn.com/pdf/DIRT-info-sheet.jsp}

iPath® Pure Beta Energy ETN (ONG)

{http://ipathetn.com/pdf/ONG-info-sheet.jsp}

iPath® Pure Beta Grains ETN (WEET)

{http://ipathetn.com/pdf/WEET-info-sheet.jsp}

iPath® Pure Beta Industrial Metals ETN (HEVY)

{http://ipathetn.com/pdf/HEVY-info-sheet.jsp}

iPath® Pure Beta Livestock ETN (LSTK)

{http://ipathetn.com/pdf/LSTK-info-sheet.jsp}

iPath® Pure Beta Precious Metals ETN (BLNG)

{http://ipathetn.com/pdf/BLNG-info-sheet.jsp}

iPath® Pure Beta Softs ETN (GRWN)

{http://ipathetn.com/pdf/GRWN-info-sheet.jsp}

iPath® Dow Jones-UBS Agriculture Subindex Total ReturnSM ETN (JJA)

{http://ipathetn.com/pdf/jja-info-sheet.pdf}

iPath® Dow Jones-UBS Energy Subindex Total ReturnSM ETN (JJE)

{http://ipathetn.com/pdf/jje-info-sheet.pdf}

iPath® Dow Jones-UBS Grains Subindex Total ReturnSM ETN (JJG)

{http://ipathetn.com/pdf/jjg-info-sheet.pdf}

iPath® Dow Jones-UBS Industrial Metals Subindex Total ReturnSM ETN (JJM)

{http://ipathetn.com/pdf/jjm-info-sheet.pdf}

iPath® Dow Jones-UBS Livestock Subindex Total ReturnSM ETN (COW)

{http://ipathetn.com/pdf/cow-info-sheet.pdf}

iPath® Dow Jones-UBS Precious Metals Subindex Total ReturnSM ETN (JJP)

{http://ipathetn.com/pdf/jjp-info-sheet.pdf}

iPath® Dow Jones-UBS Softs Subindex Total ReturnSM ETN (JJS)

{http://ipathetn.com/pdf/jjs-info-sheet.pdf}

+ Single Commodities

Energy

iPath® Seasonal Natural Gas ETN (DCNG)

{http://ipathetn.com/pdf/DCNG-info-sheet.jsp}

iPath® Pure Beta Crude Oil ETN (OLEM)

{http://ipathetn.com/pdf/OLEM-info-sheet.jsp}

iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN (GAZ)

{http://ipathetn.com/pdf/gaz-info-sheet.pdf}

iPath® S&P GSCI® Crude Oil Total Return Index ETN (OIL)

{http://ipathetn.com/pdf/oil-info-sheet.pdf}

Industrial Metals

iPath® Pure Beta Aluminum ETN (FOIL)

{http://ipathetn.com/pdf/FOIL-info-sheet.jsp}

iPath® Pure Beta Copper ETN (CUPM)

{http://ipathetn.com/pdf/CUPM-info-sheet.jsp}

iPath® Pure Beta Lead ETN (LEDD)

{http://ipathetn.com/pdf/LEDD-info-sheet.jsp}

iPath® Pure Beta Nickel ETN (NINI)

{http://ipathetn.com/pdf/NINI-info-sheet.jsp}

iPath® Dow Jones-UBS Aluminum Subindex Total ReturnSM ETN (JJU)

{http://ipathetn.com/pdf/jju-info-sheet.pdf}

iPath® Dow Jones-UBS Copper Subindex Total ReturnSM ETN (JJC)

{http://ipathetn.com/pdf/jjc-info-sheet.pdf}

iPath® Dow Jones-UBS Lead Subindex Total ReturnSM ETN (LD)

{http://ipathetn.com/pdf/ld-info-sheet.pdf}

iPath® Dow Jones-UBS Nickel Subindex Total ReturnSM ETN (JJN)

{http://ipathetn.com/pdf/jjn-info-sheet.pdf}

iPath® Dow Jones-UBS Tin Subindex Total ReturnSM ETN (JJT)

{http://ipathetn.com/pdf/jjt-info-sheet.pdf}

Precious Metals

iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN (PGM)

{http://ipathetn.com/pdf/pgm-info-sheet.pdf}

Softs

iPath® Pure Beta Cocoa ETN (CHOC)

{http://ipathetn.com/pdf/CHOC-info-sheet .jsp}

iPath® Pure Beta Coffee ETN (CAFE)

{http://ipathetn.com/pdf/CAFE-info-sheet.jsp}

iPath® Pure Beta Cotton ETN (CTNN)

{http://ipathetn.com/pdf/CTNN-info-sheet.jsp}

iPath® Pure Beta Sugar ETN (SGAR)

{http://ipathetn.com/pdf/SGAR-info-sheet.jsp}

iPath® Dow Jones-UBS Cocoa Subindex Total ReturnSM ETN (NIB)

{http://ipathetn.com/pdf/nib-info-sheet.pdf}

iPath® Dow Jones-UBS Coffee Subindex Total ReturnSM ETN (JO)

{http://ipathetn.com/pdf/jo-info-sheet.pdf}

iPath® Dow Jones-UBS Cotton Subindex Total ReturnSM ETN (BAL)

{http://ipathetn.com/pdf/bal-info-sheet.pdf}

iPath® Dow Jones-UBS Sugar Subindex Total ReturnSM ETN (SGG)

{http://ipathetn.com/pdf/sgg-info-sheet.pdf}

+ iPath Currency ETNs

iPath® EUR/USD Exchange Rate ETN (ERO)

{http://ipathetn.com/pdf/ero-info-sheet.pdf}

iPath® GBP/USD Exchange Rate ETN (GBB)

{http://ipathetn.com/pdf/gbb-info-sheet.pdf}

iPath® JPY/USD Exchange Rate ETN (JYN)

{http://ipathetn.com/pdf/jyn-info-sheet.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-info-sheet.pdf}

+ iPath Emerging Market ETNs

iPath® MSCI India IndexSM ETN (INP)

{http://ipathetn.com/pdf/inp-info-sheet.pdf}

+iPath Fixed Income ETNs

iPath® US Treasury Steepener ETN (STPP)

{http://ipathetn.com/pdf/STPP-info-sheet.pdf}

iPath® US Treasury Flattener ETN (FLAT)

{http://ipathetn.com/pdf/FLAT-info-sheet.pdf}

iPath® US Treasury 2-year Bull ETN (DTUL)

{http://ipathetn.com/pdf/DTUL-info-sheet.pdf}

iPath® US Treasury 2-year Bear ETN (DTUS)

{http://ipathetn.com/pdf/DTUS-info-sheet.pdf}

iPath® US Treasury 10-year Bull ETN (DTYL)

{http://ipathetn.com/pdf/DTYL-info-sheet.pdf}

iPath® US Treasury 10-year Bear ETN (DTYS)

{http://ipathetn.com/pdf/DTYS-info-sheet.pdf}

iPath® US Treasury Long Bond Bull ETN (DLBL)

{http://ipathetn.com/pdf/DLBL-info-sheet.pdf}

iPath® US Treasury Long Bond Bear ETN (DLBS)

{http://ipathetn.com/pdf/DLBS-info-sheet.pdf}

+iPath Leveraged ETNs

+Domestic Equity >

+Large Cap >

iPath® Long Extended Russell 1000® TR Index ETN (ROLA)

{http://ipathetn.com/pdf/ROLA-info-sheet.pdf}

iPath® Short Extended Russell 1000® TR Index ETN (ROSA)

{http://ipathetn.com/pdf/ROSA-info-sheet.pdf}

iPath® Long Extended S&P 500® TR Index ETN (SFLA)

{http://ipathetn.com/pdf/SFLA-info-sheet.pdf}

iPath® Short Extended S&P 500® TR Index ETN (SFSA)

{http://ipathetn.com/pdf/SFSA-info-sheet.pdf}

+Small Cap >

iPath® Long Extended Russell 2000® TR Index ETN (RTLA)

{http://ipathetn.com/pdf/RTLA-info-sheet.pdf}

iPath® Short Extended Russell 2000® TR Index ETN (RTSA)

{http://ipathetn.com/pdf/RTSA-info-sheet.pdf}

+International Equity >

+Developed Markets >

iPath® Long Enhanced MSCI EAFE® Index ETN (MFLA)

{http://ipathetn.com/pdf/MFLA-info-sheet.pdf}

iPath® Short Enhanced MSCI EAFE® Index ETN (MFSA)

{http://ipathetn.com/pdf/MFSA-info-sheet.pdf}

+Emerging Markets >

iPath® Long Enhanced MSCI Emerging Markets Index ETN (EMLB)

{http://ipathetn.com/pdf/EMLB-info-sheet.pdf}

iPath® Short Enhanced MSCI Emerging Markets Index ETN (EMSA)

{http://ipathetn.com/pdf/EMSA-info-sheet.pdf}

+ iPath Strategy ETNs

iPath® CBOE S&P 500 BuyWrite IndexSM ETN (BWV)

{http://ipathetn.com/pdf/bwv-info-sheet.pdf}

iPath® Optimized Currency Carry ETN (ICI)

{http://ipathetn.com/pdf/ici-info-sheet.pdf}

Category Basics>>

[Temporarily removed]

+ Alternatives

Basics of Carbon Emissions

{http://ipathetn.com/pdf/GRN-basics.pdf}

Barclays Capital Global Carbon Index Guide

{http://ipathetn.com/pdf/GRN-index-guide.pdf}

[END Temporarily removed]

+ Commodities

Using Commodities to Diversify

{http://ipathetn.com/pdf/diversify.pdf}

Basics of Commodities

{http://ipathetn.com/pdf/commodities_basics.pdf}

Periodic Returns Table

{http://ipathetn.com/pdf/commodities-periodic-returns-table.pdf}

The Basics of iPath Pure Beta Commodity ETNs

{http://ipathetn.com/pdf/pure_beta_basics.pdf}

+ Currencies

Basics of Currencies

{http://ipathetn.com/pdf/Currency_Basics.pdf}

ICI Product Strategy Brief

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

[Temporarily removed]

+ Emerging Markets

Basics of India

{http://ipathetn.com/pdf/india-basics.pdf}

Case for India

{http://ipathetn.com/pdf/Case_for_India.pdf}

[END Temporarily removed]

+ Fixed Income

Basics of Yield Curve Strategies

{http://ipathetn.com/pdf/yieldcurve_strategies.pdf}

+ Leveraged

Basics of iPath Leveraged

{http://ipathetn.com/pdf/leveraged_mechanics.pdf}

+ Strategies

ICI Product Strategy Brief

{http://ipathetn.com/pdf/ici-strategy-brief.pdf}

ETN Information >>

(PDF Icon) Frequently Asked Questions {http://ipathetn.com/pdf/iPath-FAQs.pdf}

(PDF Icon) iPath Product List {http://ipathetn.com/pdf/ipath-product-list.pdf}

(PDF Icon) iPath Trading Strategy Report {http://ipathetn.com/pdf/US_iPath_Trading_Strategy_Report.pdf}

(PDF Icon) iPath Tax FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

(PDF Icon) iPath Splits and Reverse Splits FAQs {http://ipathetn.com/pdf/iPath-Tax-FAQs.pdf}

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END INVESTOR MATERIALS SECTION

PRODUCT PAGES - VZZB

- Alternatives-

http://ipathetn.com/VZZB-overview.jsp

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

[Tabs]

Overview | Dollar Weights	(Excel icon) IV/Index History (Printer icon) Print this Page

[Right Hand Resources Box] Related Links

(pdf icon) Prospectus {http://ipathetn.com/pdf/vzzb-prospectus.pdf}

(pdf icon) Info Sheet {http://ipathetn.com/pdf/vzzb-info-sheet.pdf}

(pdf icon) Basics of iPath Leveraged {http://www.ipathetn.com/pdf/leveraged_mechanics.pdf}

(excel icon) Index Components

•	Indicative Value Information (jump link) {http://ipathetn.com/vzzb-overview.jsp#indicative_returns}

Jump To: Profile | Correlations| Returns| Terms

Product Data (as of xx/xx/xxxx)
Daily Indicative Value†	$	xx.xx
Shares Outstanding		xx,xxx,xxx
Market Capitalization*		xx,xxx,xxx
Financing Level		x.xx
Participation		x.xx
Long Index Amount		x.xx

†	Source: Barclays Bank PLC. The “Daily Indicative value” is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official Redemption Value to the redeeming holder in advance of any redemption. See additional information below.(Jump Link { http://ipathetn.com/VZZB-overview.jsp#indicative_value})
*	Market Capitalization = Daily Indicative Value × Shares Outstanding

Market Data (as of xx/xx/xxxx)
Closing Price	$	xx.xx		High	$	xx.xx
Net Change	$	x.xx		Low	$	xx.xx
% Change		x.xx	%	Volume		xxx,xxx
				20-Day Volume Average		xxx,xxx

Profile
Primary Exchanges	NYSE Arca	Yearly Fee	0.89	%¹
Ticker	VZZB	Automatic Termination Level[2]	$10.00 per ETN
Intraday Indicative Value Ticker	VZZB.IV	CUSIP	06741K106
Participation Ticker	VZZB.PTNV	Inception Date	xx/xx/2011
Bloomberg ETN Keystroke	VZZB<EQUITY><GO>	Maturity Date	xx/xx/2021
Bloomberg Index Ticker	SPVXMTR	Financing Rate:	3m Libor + 0.89%

Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.
Index	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%
iPath Indicative Value Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Market Price Returns (as of xx/xx/xxxx)
	1 mo.		3 mo.		6 mo.		YTD		1 Yr.		3 Yr.		5 Yr.		10 Yr.		Since Note Incept.

iPath Market Price Return	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%	x.xx	%

Source: BlackRock. Period ending xx/xx.

The performance quoted represents past performance and does not guarantee future results. Investment return and principal value of an investment will fluctuate so that an investment, when sold or redeemed may be worth more or less than the original cost. Current performance may be lower or higher than the performance quoted. See additional market price information.(jump link { http://ipathetn.com/VZZB-overview.jsp#market_returns}

Correlations (as of xx/xx/xxxx)
S&P 500 VIX Mid-Term Futures™ Index TR	X.XX
S&P 500 VIX Short-Term Futures™ Index TR	X.XX
S&P 500 Index	X.XX
CBOE SPX Volatility Index	X.XX

Sources: S&P, Bloomberg, BlackRock, CBOE (xx/xx-xx/xx) based on weekly returns.

Index Returns

Index Returns measure returns over the relevant period using the change in the index level expressed as a percentage from the beginning of the relevant period to the end of the relevant period. Index Returns are for illustrative purposes only and do not represent actual iPath ETN performance. Index Returns do not reflect any management fees, transaction costs, or expenses which would reduce your actual return. Indexes are unmanaged and one cannot invest directly in an index.

Market Returns

Market Returns measure returns over the relevant period using the change in the midpoint of the bid/ask spread at 4:00 pm Eastern time (or the last midpoint of the bid/ask spread prior to 4:00 pm Eastern time) expressed as a percentage from the beginning of the relevant period to the end of the relevant period and do not represent the returns you would receive if you traded at other times. Market Returns do not account for brokerage commissions, which will reduce actual returns.

Indicative Value Returns

The Indicative Value Returns measure the returns over the relevant period using the change in the Indicative Value expressed as a percentage from the beginning of the relevant period to the end of the relevant period and reflect the current investor fee.

Participation

The “participation” is intended to approximate the ratio of the value of the notional exposure per ETN to the performance of the underlying Index relative to the value of each ETN, as is described in detail in the relevant prospectus.

Participation = Current Intraday Long Index Amount / Current Intraday Indicative Note Value

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Intraday Indicative Note Value = The intraday indicative note value as described in the prospectus.

The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for the ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the ETNs.

Redemption Value

Subject to the notification requirements described in the prospectus, Securities may be redeemed on any redemption date during the term of the Securities. If Securities are redeemed, they will receive a daily redemption value, which is equal to the closing indicative note value on the applicable valuation date. At least 25,000 units3 of a particular iPath ETN must be redeemed at one time in order to exercise the right to redeem Securities on any redemption date.

A redemption date is the third business day following each valuation date (other than the final valuation date). Valuation date means each business day during the term of the Securities inclusive or, if such date is not a trading day, the next succeeding trading day, not to exceed five business days.

Indicative Value

An intraday “indicative value” meant to approximate the intrinsic economic value of each iPath ETN is published by NYSE Arca or a successor every 15 seconds on each trading day under the respective ticker symbols listed above. Additionally, the Daily Indicative value of each iPath ETN is calculated and posted each trading day to the Indicative Values table above. In connection with iPath ETNs, the term “indicative value” refers to the value at a given time determined based on the following equation:

Indicative Value = Current Intraday Long Index Amount - Current Financing Level

Where:

Current Intraday Long Index Amount = The intraday long index amount as described in the prospectus.

Current Financing Level = The financing level of the ETNs on the previous calendar day as described in the prospectus.

The intraday indicative note value calculation will be used to determine whether an automatic termination event has occurred. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. Furthermore, as the intraday indicative note value is calculated using the financing level as of the close of the immediately preceding calendar day, the intraday indicative note value published at any time during a given trading day will not reflect the applicable daily financing charge or daily investor fee that may have accrued over the course of such trading day. Published Index levels from the

Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current Index level and therefore the intraday indicative note value for the ETNs. The actual trading price of the ETNs may be different from their intraday indicative note value.

¹	The investor fee is calculated on a daily basis in the following manner: The investor fee on the initial valuation date will equal zero. On each subsequent calendar day until maturity or early redemption, the investor fee will be equal to the Yearly Fee times the closing indicative value on the immediately preceding calendar day divided by 365.
[2]

Barclays Bank PLC will automatically redeem the ETN (in whole only, but not in part) if, on any valuation date prior to or on the final valuation date, the intraday indicative note value per ETN is less than or equal to $10.00. Before investing in the ETN, investors should read in full the relevant prospectus, available through visiting www.iPathETN.com.

3.	Investors may redeem at least 25,000 units of the ETNs on a daily basis directly to the issuer, Barclays Bank PLC, subject to the procedures described in the relevant prospectus. A redemption charge of 0.05% times the daily redemption value will apply. The redemption charge is a one-time charge imposed upon early redemption and is intended to allow the issuer to recoup brokerage and other transaction costs in connection with early redemption.

PRIVACY POLICY  |  TERMS OF USE  |  BARCLAYS  |  BARCLAYS CAPITAL INC.  |  PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Dollar Weights Tab]	(Excel icon) IV/Index History (Printer icon) Print

This Page

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

(Pie Chart)

Source: S&P

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

[Participation Tab]	(Excel icon) IV/Index History	(Printer icon) Print This Page

[Header]

iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (II) (VZZB)

[Body]

The iPath® Long Enhanced S&P 500 VIX Mid-Term FuturesTM ETN (II) is linked to a leveraged return on the performance of the S&P 500 VIX Mid-Term Futures™ Index TR. The S&P 500 VIX Mid-Term Futures™ Index TR is designed to provide access to equity market volatility through CBOE Volatility Index® (the “VIX Index”) futures. Specifically, the S&P 500 VIX Mid-Term Futures™ Index TR offers exposure to a daily rolling long position in the fourth, fifth, sixth and seventh month VIX futures contracts and reflects the implied volatility of the S&P 500® Index at various points along the volatility forward curve. The Index futures roll continuously throughout each month from the fourth month VIX futures contract into the seventh month VIX futures contract.

A direct investment in VIX (commonly referred to as spot VIX) is not possible. The S&P 500 VIX Mid-Term Futures™ Index TR holds VIX futures contracts, which could involve roll costs and exhibit different risk and return characteristics.

Investments offering volatility exposure can have various uses within a portfolio including hedging, directional, or arbitrage strategies and are typically short or medium-term in nature.

THE BASICS OF PARTICIPATION:

Unlike some leveraged instruments, the iPath Long Leveraged ETNs do not track a fixed multiple of the daily or monthly performance of an underlying index. Instead, on any given day the indicative value of the any series of the iPath Long Leveraged ETNs will change by a multiple of underlying index performance that is variable and depends, in part, on the then current Intraday Indicative Note Value (“IINV”) of the iPath Long Leveraged ETNs.

In order to allow investors to monitor the ratio of percentage daily changes in the IINV to daily index percentage returns, NYSE Arca (or a successor entity) will publish every 15 seconds a “Participation” for each series of iPath Long Leveraged ETNs equal to the then current ratio of (1) the intraday long index amount relative to (2) the IINV¹.

The Closing Indicative Note Value (“CINV”): The difference between the long index amount and the financing level, published on each valuation date.

Participation formula for iPath Long Leveraged ETNs:

Participation = intraday long index amount / IINV

The participation increases with negative index performance, and decreases with positive Index performance:

If the Index:	Effect on IINV and CINV	Effect on Participation

Increases‡	Increases‡	Decreasesˆ

Decreasesˆ	Decreasesˆ	Increases‡

The Participation for each note is published intraday to common data providers such as Bloomberg.

Hypothetical example: Changes in participation.

A series of iPath Long Leveraged Notes might have a closing indicative note value of $100, derived from a long index amount of $200 minus a financing level of $100.

•

For each 1% percentage change in the underlying Index during the trading day, there will be a $2 change in the intraday long index amount and consequently a $2 change in the intraday indicative note value.

•

Since $2 is equal to 2% of $100, an investor that purchased the note at the closing indicative value of $100 will see a 2% change in their intraday indicative note value (without taking into account the applicable costs, charges and fees) for each subsequent 1% change in the intraday value of the Index.

•	Participation at this point is 2.

Example 1- CASE A.

If the Index increased by 25% during the trading day (case A above), the same ETN would have a $150 closing indicative note value, a $100 financing level and a long index amount of $250 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $250 is now equal to $2.50.

•

Since $2.50 is equal to 1.67% of $150, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $150 would observe a 1.67% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the Index.

•	Participation is now 1.67.

Example 2- CASE B.

If the Index decreased by 25% during the trading day (case B above), the same ETN would have a $50 closing indicative note value, a $100 financing level and a long index amount of $150 as of the end of that trading day.

•

The ETN will still gain or lose $2 for each $2 gain or loss in the long index amount (without taking into account the applicable costs, charges and fees). However, 1% of the new long index amount of $150 is now equal to $1.50

•

Since $1.50 is equal to 3% of $50, in this hypothetical example, an investor that purchased the ETN at the closing indicative note value of $50 would observe a 3% gain or loss (without taking into account the applicable costs, charges and fees) for each subsequent 1% increase or decrease in the value of the index.

•	Participation is now 3.

¹	The participation value will be published solely for informational purposes. It is not intended to serve as a basis for determining a price or quotation for any series of iPath Long Leveraged ETNs, or as a basis for an offer or solicitation for the purchase, sale, redemption or termination of the notes. The examples above do not reflect the negative effect of the applicable costs, charges and fees. Because an investment in the iPath Long Leveraged ETNs is leveraged, any decrease in the level of the applicable underlying index will result in a significantly greater decrease in the repayment amount, and you may receive less than your original investment in the ETNs at maturity or upon redemption. Moreover, because the applicable daily financing charge and daily investor fee may substantially reduce the amount of your return at maturity or upon redemption, the level of the index underlying your ETNs must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the level of the applicable underlying index decreases or does not increase sufficiently to offset the negative effect of the applicable daily financing charge and daily investor fee, you will receive less than the principal amount of your investment at maturity or upon redemption.

These examples are for illustrative purposes only and are no guarantee of future results or performance.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRODUCT PAGES – VZZB

PRESS RELEASE

[Header]

Press Release

http://www.ipathetn.com/press-releases.jsp

•	July 11, 2011

Barclays launches additional series of Leveraged iPath Exchange Traded Notes - New ETN provides investors with leveraged returns on medium-term volatility index

•	July 1, 2011

Barclays Bank PLC to automatically redeem the iPath® Long Enhanced S&P 500 VIX Mid-Term Futures™ ETN (ticker: VZZ)

•	April 21, 2011

Barclays Launches New iPath® Commodity Exchange Traded Notes

•	January 14, 2011

Barclays Launches Additional Series of Exchange Traded Notes Linked Inversely to a Volatility Index.

•	November 30, 2010

Barclays Launches Leveraged iPath® Exchange Traded Notes

•	October 26, 2010

Barclays Announces Reverse Split of iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes

•	August 10, 2010

Barclays Launches Eight New iPath® Exchange Traded Notes Linked to US Treasury Futures Indices - New iPath® ETNs allow investors to express views on the shape of the US Treasury yield curve

•	March 8, 2010

Closing Indicative Value of the iPath® S&P 500 VIX Short-Term Futures™ Exchange Traded Notes Is Below $25; No Reverse Split Planned Currently, But May Be Considered in the Future

•	December 10, 2009

Barclays Suspends Further Sales and Issuance of iPath® MSCI India IndexSM ETN

•	October 15, 2009

Barclays Temporarily Suspends Further Sales and Issuance of iPath® Dow Jones-UBS Platinum Subindex Total ReturnSM ETN

•	August 21, 2009

Barclays Temporarily Suspends Further Issuance of iPath® Dow Jones-UBS Natural Gas Subindex Total ReturnSM ETN

•	January 30, 2009

Barclays Launches Two New iPath® Exchange Traded Notes Linked to the S&P 500 VIX Futures Indices

•	December 17, 2008

Barclays Announces Benchmark Change to Three iPath Currency ETNs

•	October 14, 2008

Barclays Announces Updated Information on Capital, Dividend and Current Trading.

•	October 2, 2008

iPath® CBOE S&P 500 BuyWrite IndexSM ETN Scheduled to Move to NYSE Arca

•	June 25, 2008

Barclays Launches First Exchange Traded Note Linked to Carbon

•	March 28, 2008

Barclays Launches iPath® Exchange Traded Note Linked to Barclays Intelligent Carry Index™

•	January 15, 2008

iPath® MSCI India IndexSM ETN Important Notice re: INP 01/15/08

•	December 17, 2007

Barclays iPath® Exchange Traded Notes Scheduled to Move to NYSE Arca

•	December 10, 2007

IRS Ruling Provides Clarity to Investors in Barclays iPath® Currency Exchange Traded Notes

See related FAQs

•	November 5, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 11/05/07

•	October 26, 2007

iPath® MSCI India IndexSM ETN Important Notice re: INP 10/26/07

•	October 1, 2007

Barclays iPath® ETNs Move from Weekly to Daily Redemption

•	September 20, 2007

Barclays iPath® ETNs attract more than $3 billion in market capitalization

•	December 20, 2006

Barclays iPath® ETNs attract more than $1 billion in market capitalization in just over six months

•	August 16, 2006

Barclays Launches iPath® Exchange Traded Note Linked to Goldman Sachs Crude Oil Total Return Index

•	June 7, 2006

Robert E. Diamond, Jr., President, Barclays PLC to Ring NYSE Opening Bell

Launch of First iPath® Exchange Traded Notes on NYSE.

First Day of Barclays Classic - PGA TOUR Event.

20th Anniversary of Barclays listing on NYSE.

PRIVACY POLICY | TERMS OF USE | BARCLAYS | BARCLAYS CAPITAL INC. | PRESS RELEASES

© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

END PRESS RELEASE